10F-3 Report
GSS Diversified Strategic Income Portfolio
01/01/05 through 06/30/05


ID Issuer NameTrade Date Selling Dealer Total Amount  Purchase
 Price % Received by Fund    % of Issue (1)

 ...................................................................
.....................................................................



264  Las Vegas Sands Corp (due 2015)                          2/3/2005
Goldman Sachs              50,000.00           99.09          0.020%
16.000%
268  Tribal Gaming (Mohegan) 10 Yr (6 7/8  2/15/2015)         2/3/2005
Bank of America            50,000.00             100          0.033%
13.333%

400  Chesapeake Energy Corp. (Mat=01/15/16)        4/13/2005
Lehman Brothers           100,000.00           99.07          0.017%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


Other Participant Accounts     Issue Amount   Total Received All Funds

264         -Includes purchases by other affiliated mutual funds and
39,950,000.00              250,000,000.00      40,000,000.00
                       discretionary accounts in the amount of:


268         -Includes purchases by other affiliated mutual funds and
19,950,000.00              150,000,000.00      20,000,000.00
                       discretionary accounts in the amount of:

400         -Includes purchases by other affiliated mutual funds and
19,900,000.00              600,000,000.00      20,000,000.00
                       discretionary accounts in the amount of:


Issuer Trade Date  Joint / Lead Manager(s)  Co-Manager(s)  Selling Group


Las Vegas Sands Corp (due 2015) 02/03/05	Goldman Sachs & Co
Citigroup	                      N/A
JP Morgan Securities
Lehman Brothers
Merrill Lynch & Co
Scotia Capital Inc
UBS


Tribal Gaming (Mohegan) 10 Yr
(6 7/8 2/15/2015) 	02/03/0   Banc of America Securities LLC
Calyon Securities USA Inc	      N/A
Citigroup	                     Commerzbank AG
SG Corporate & Investment Banking   Key Capital Markets Inc
RBS Greenwich Capital
Wells Fargo Securities




Chesapeake Energy Corp. (Mat=01/15/16) 	04/13/05
Banc of America Securities LLC	      Bear Stearns & Co IN/A

Credit Suisse First Boston Corp	      BNP Paribas

Deutsche Bank Securities Inc	      Citigroup

Lehman Brothers	                      Morgan Stanley

UBS	                              ABN Amro
Bosc Inc
Calyon New York
Comerica Inc
Fortis Capital Corp
Harris Nesbitt
Piper Jaffray & Co
RBC Dominion Securities
RBS Greenwich Capital
SunTrust Robinson Humphrey
TD Securities
Wachovia Bank
Wells Fargo